As filed with the Securities and Exchange
Commission on August 22, 2003                             Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            ------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                             TRIPATH TECHNOLOGY INC.
             (Exact name of registrant as specified in its charter)

                            ------------------------

                  Delaware                          77-0407364
          (State of Incorporation)      (I.R.S. Employer Identification No.)

                            ------------------------

                    2560 Orchard Parkway, San Jose, CA 95131
                    (Address of principal executive offices)

                            ------------------------

                                 2000 Stock Plan
                            (Full title of the plan)

                              Dr. Adya S. Tripathi
                              Chairman of the Board
                      President and Chief Executive Officer
                             TRIPATH TECHNOLOGY INC.
                              2560 Orchard Parkway
                               San Jose, CA 95131
                                 (408) 750-3000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                            ------------------------

                                   Copies to:
                              Nancy H. Wojtas, Esq.
                               COOLEY GODWARD LLP
                               5 Palo Alto Square
                               3000 El Camino Real
                               Palo Alto, CA 94306
                                 (650) 843-5000

                            ------------------------

                                                    CALCULATION OF REGISTRATION FEE
================================ ======================= ======================== ========================= ======================
                                                            Proposed Maximum          Proposed Maximum
      Title of Securities             Amount to be              Offering                 Aggregate                 Amount of
       to be Registered              Registered(1)           Price per Share           Offering Price           Registration Fee
-------------------------------- ----------------------- ------------------------ ------------------------- ----------------------
Common Stock, $.001 par value.      7,977,089 shares           $ 1.38 (2)           $ 11,008,382.82 (2)             $ 890.58
-------------------------------- ----------------------- ------------------------ ------------------------- ----------------------

(1) This Registration Statement shall cover any additional shares of common stock which become issuable under the plans set forth herein by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of shares of the Registrant's outstanding common stock.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (h)(1) under the Securities Act of 1933, as amended (the "Act"). The offering price per share and aggregate offering price are based upon the average of the high and low prices of Registrant's common stock as reported on The Nasdaq SmallCap Market on August 21, 2003, for 7,977,089 shares reserved for future grant pursuant to the Registrant's 2000 Stock Plan.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by Tripath Technology Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this registration statement:

     (a) The Company's Annual Report on Form 10-K, as amended, filed pursuant to
Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), for the fiscal year ended December 31, 2002, including all material incorporated by reference therein;

     (b) The Company's Quarterly Report on Form 10-Q, filed pursuant to Section 13 of the Exchange Act, for the quarter ended June 30, 2003, including all material incorporated by reference therein;

     (c) The Company's Quarterly Report on Form 10-Q, filed pursuant to Section 13 of the Exchange Act, for the quarter ended March 31, 2003, including all material incorporated by reference therein;

     (d) The Company's Current Report on Form 8-K, filed pursuant to Section 13 of the Exchange Act, dated as of July 29, 2003, as amended on August 1, 2003, including all material incorporated by reference therein;

     (e) The Company's Current Report on Form 8-K, filed pursuant to Section 13 of the Exchange Act, dated as of May 15, 2003, including all material incorporated by reference therein;

     (f) The Company's Current Report on Form 8-K, filed pursuant to Section 13 of the Exchange Act, dated as of May 9, 2003, including all material incorporated by reference therein;

     (g) The Company's Current Report on Form 8-K, filed pursuant to Section 13 of the Exchange Act, dated as of April 17, 2003, including all material incorporated by reference therein; and

     (h) The description of the Company's common stock set forth in its Registration Statement on Form 8-A, filed pursuant to Section 12 of the Exchange Act with the Commission on July 19, 2000 (File No. 000-31081), including any amendment or report filed for the purpose of updating such description.

     All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.




                            DESCRIPTION OF SECURITIES

     Not applicable.


                     INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Our bylaws provide that we shall indemnify our directors and officers and may indemnify our employees and other agents to the fullest extent permitted by Delaware law. Our bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the Delaware General Corporation Law expressly permits indemnification. We do not currently carry such insurance.

     We have entered into agreements to indemnify our directors and executive officers, in addition to the indemnification provided for in our bylaws. These agreements, among other things, indemnify our directors and executive officers for certain expenses including attorneys' fees, judgments, fines and settlement amounts incurred by any director or executive officer in any action or proceeding, including any action by or in our right arising out of that person's services as a director, officer, employee, agent or fiduciary for us, any subsidiary of ours or any other company or enterprise to which the person provides services at our request. The agreements do not provide for indemnification in cases where

     --   the claim is brought by the indemnified party;

     --   the indemnified party has not acted in good faith;

     -- the expenses have been paid directly to the indemnified party under a policy of officers' and directors' insurance maintained by us; or

     --   the claim arises under Section 16(b) of the Securities Exchange Act.


                       EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.


                                    EXHIBITS
   Exhibit
    Number                        Description

     4.1(1)     Amended and Restated Certificate of Incorporation.

     4.2(1)     Bylaws.

     4.3(2) Certificate of Designation of Preferences and Rights of Series A Preferred Stock.

     4.4(1)     Specimen Stock Certificate.

     4.5(1) Second Amended and Restated Shareholder Rights Agreement, dated September 15, 1998, between Tripath Technology Inc. and Certain Stockholders of Tripath Technology Inc.

     4.6(3)     2000 Stock Plan and form of option agreement.

     4.7(1) 2000 Employee Stock Purchase Plan and form of subscription agreement.

     4.8        1995 Stock Plan and form of option agreement.

     5.1        Opinion of Cooley Godward LLP.

    23.1        Consent of PricewaterhouseCoopers LLP.

    23.2        Consent of Cooley Godward LLP. Reference is made to Exhibit 5.1.

    24.1        Power of Attorney is contained on the signature page.

-----------------------------------------

(1) Incorporated by reference to Tripath Technology Inc.'s registration statement on Form S-1 filed on April 18, 2000, as amended (File No. 333-35028).

(2) Incorporated by reference to Tripath Technology Inc.'s Form 8-K filed on January 30, 2002.

(3) Incorporated by reference to Tripath Technology Inc.'s definitive proxy statement on Schedule 14A filed on May 19, 2003.

                                  UNDERTAKINGS

(a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (ss. 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Act that are incorporated by reference herein.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on August 22, 2003.

                                    TRIPATH TECHNOLOGY INC.

                                    By: /s/ Dr. Adya S. Tripathi
                                        ----------------------------------------
                                        Dr. Adya S. Tripathi
                                        Chairman of the Board, President and
                                        Chief Executive Officer

                                POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Dr. Adya
S. Tripathi and David P. Eichler, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                      Signature                                          Title                             Date
                      ---------                                          -----                             ----
/s/ Dr. Adya S. Tripathi                                     President, Chief Executive Officer       August 22, 2003
-----------------------------------------------------        and Director (Principal Executive
                Dr. Adya S. Tripathi                         Officer)

/s/ David P. Eichler                                         Chief Financial Officer (Principal       August 22, 2003
--------------------------------------------                 Financial and Accounting Officer)
                  David P. Eichler

/s/ A.K. Acharya                                             Director                                 August 22, 2003
--------------------------------------------
                    A.K. Acharya

 /s/ Y.S. Fu                                                 Director                                 August 22, 2003
--------------------------------------------
                       Y.S. Fu

/s/ Andy Jasuja                                              Director                                 August 22, 2003
--------------------------------------------
                     Andy Jasuja


                                  EXHIBIT INDEX


   Exhibit
    Number                         Description

     4.1(1)     Amended and Restated Certificate of Incorporation.

     4.2(1)     Bylaws.

     4.3(2) Certificate of Designation of Preferences and Rights of Series A Preferred Stock.

     4.4(1)     Specimen Stock Certificate.

     4.5(1) Second Amended and Restated Shareholder Rights Agreement, dated September 15, 1998, between Tripath Technology Inc. and Certain Stockholders of Tripath Technology Inc.

     4.6(3)     2000 Stock Plan and form of option agreement.

     4.7(1) 2000 Employee Stock Purchase Plan and form of subscription agreement.

     4.8        1995 Stock Plan and form of option agreement.

     5.1        Opinion of Cooley Godward LLP.

    23.1        Consent of PricewaterhouseCoopers LLP.

    23.2        Consent of Cooley Godward LLP. Reference is made to Exhibit 5.1.

    24.1        Power of Attorney is contained on the signature page.

-----------------------------------------

(1) Incorporated by reference to Tripath Technology Inc.'s registration statement on Form S-1 filed on April 18, 2000, as amended (File No. 333-35028).
(2) Incorporated by reference to Tripath Technology Inc.'s Form 8-K filed on January 30, 2002 (File No. 000-31081).
(3) Incorporated by reference to Tripath Technology Inc.'s definitive proxy statement on Schedule 14A filed on May 19, 2003.